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                                                              Exhibit 4.7a






                               CONEMAUGH FACILITY

                          PLEDGE AND SECURITY AGREEMENT


                           DATED AS OF AUGUST 24, 2000

                                      AMONG

                              EACH OF THE PLEDGORS
                             PARTY TO THIS AGREEMENT

                                       AND

                           CONEMAUGH LESSOR GENCO LLC,
                              AS THE SECURED PARTY

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                          PLEDGE AND SECURITY AGREEMENT

                  This PLEDGE AND SECURITY AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "Agreement"), dated as of August 24, 2000 is entered into by and among RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS LLC, a Delaware limited liability company (the "Facility Lessee"), each Subsidiary of the Facility Lessee listed on
Schedule I hereto (each of the Facility Lessee and each Subsidiary, a "Pledgor" and together, the "Pledgors"), and CONEMAUGH LESSOR GENCO LLC, a Delaware limited liability company (the "Owner Lessor").

                                   WITNESSETH:

         1. Reference is made to the Participation Agreement dated as of August 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Participation Agreement"), among (i) the Facility Lessee, (ii) Conemaugh Lessor Genco LLC, as the Owner Lessor, (iii) Wilmington Trust Company, not in its individual capacity but as the Lessor Manager under the LLC Agreement, (iv) Wilmington Trust Company, in its individual capacity, (v) PSEGR Conemaugh Generation, LLC, as Owner Participant, (vi) Bankers Trust Company, not in its individual capacity but as the Lease Indenture Trustee under the Lease Indenture, and (vii) Bankers Trust Company, in its individual capacity and as the Pass Through Trustee under the Pass Through Trust Agreement.

         2. It is a condition precedent to the consummation of the transactions contemplated under the Participation Agreement that, among other things, the Pledgors execute and deliver this Agreement to secure the due and punctual payment of (i) each payment required to be made by the Facility Lessee under the Operative Documents, when and as due, including payments in respect of Periodic Lease Rent, Supplemental Lease Rent (including to pay as Supplemental Rent an amount equal to interest at the applicable Overdue Rate on any Rent not paid when due) and Termination Value, and (ii) all monetary obligations of the Subsidiary Guarantors under the Subsidiary Guaranty (all such obligations referred to the preceding clauses (i) and (ii) being referred to collectively as the "Obligations").

                  NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

                  In consideration of the promises contained herein, and in order to induce the Owner Lessor to enter into the Operative Documents, and for other good and valuable consideration, receipt of which is hereby acknowledged, each Pledgor hereby agrees with the Owner Lessor as follows:


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         1. DEFINITIONS.

                  1.1 "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  1.2 All capitalized terms used, but not otherwise defined herein, shall have the meanings provided in Appendix A to the Participation Agreement. The general provisions of Appendix A to the Participation Agreement shall apply to terms used in this Agreement (whether or not defined herein).

         2. ASSIGNMENT, PLEDGE AND GRANT OF SECURITY INTEREST.

                  As security for payment in full of the Obligations, each Pledgor hereby grants to the Owner Lessor, its successors and assigns including as set forth in Section 3 (the "Secured Party"), a security interest in all of the Pledgor's right, title and interest in, to and under:

                  2.1 the shares of capital stock and limited liability company interests owned by it and listed on Schedule II hereto and any shares of capital stock and limited liability company interests of any Subsidiary Guarantor obtained in the future by the Pledgor and the certificates representing all such shares (the "Pledged Stock"); provided, that to the extent that Applicable Law requires that a Subsidiary Guarantor issue directors' qualifying shares, the Pledged Stock shall not include such qualifying shares;

                  2.2 (a) the debt securities listed opposite the name of the Pledgor on Schedule II hereto, (b) any debt securities of the Facility Lessee or any Subsiidary Guarantor in the future issued to the Pledgor by the Facility Lessee or any Subsidiary of the Facility Lessee, and (c) promissory notes and any other instruments evidencing any such debt (the "Pledged Debt Securities");

                  2.3 all other property that may be delivered to and held by the Secured Party pursuant to the terms hereof;

                  2.4 subject to Section 7, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in paragraphs 2.1 and 2.2 above;

                  2.5 subject to Section 7, all rights and privileges of the Pledgor with respect to the securities and other property referred to in preceding paragraphs 2.1, 2.2, 2.3 and 2.4; and



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                  2.6 all proceeds and products of any of the foregoing (the items referred to in paragraphs 2.1 through 2.6 being collectively referred to as the "Collateral").

         3. OBLIGATIONS SECURED, OWNER LESSOR ASSIGNMENT.

                  This Agreement and all of the Collateral secure the payment and performance when due of the Obligations. In order to secure the Notes, the Owner Lessor will assign and grant a first priority security interest in favor of the Lease Indenture Trustee in and to all of the Owner Lessor's right, title and interest in, to and under the Facility Lease (including all Obligations constituting Periodic Lease Rent, Supplemental Lease Rent (other than Excluded Property) and Termination Value) and the Subsidiary Guaranty in accordance with the Lease Indenture. In furtherance thereof and in order to secure the Notes, the Owner Lessor will assign and grant a first priority security interest in favor of the Lease Indenture Trustee in and to all of the Owner Lessor's right, title and interest in, to and under this Agreement in accordance with the Lease Indenture. Each Pledgor hereby acknowledges notice of and consents to such assignments and to the creation of such Lien and security interest and acknowledges receipt of copies of the Lease Indenture. Unless and until the Pledgors shall have received written notice from the Lease Indenture Trustee that the Lien of the Lease Indenture been fully terminated, the Lease Indenture Trustee shall be and remain the Secured Party hereunder and, as such, shall have the exclusive right (to the exclusion of the Owner Lessor), but shall not be obligated, to exercise any and all rights of the Secured Party under this Agreement to the extent set forth in and in accordance with the Lease Indenture.

         4. LEASE EVENTS OF DEFAULT.

                  4.1 The occurrence of any Lease Event of Default shall entitle the Secured Party to exercise any and all of its rights and remedies hereunder or at law.

         5. DELIVERY OF COLLATERAL; PROXY.

                  5.1 All stock certificates, notes or other instruments representing or evidencing the Collateral (the "Pledged Securities") shall be delivered to and held by or on behalf of the Secured Party pursuant hereto. All such stock certificates, notes or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed stock powers, instruments of transfer or assignment in blank, all in form and substance reasonably acceptable to the Secured Party. Each delivery of the Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule II and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

                  5.2 The Secured Party shall have the right, at any time in its discretion, following the occurrence and during the continuation of an Lease Event of Default, to transfer to or to register in the name of the Secured Party or any of its nominees any or all of the Collateral and to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations; provided that the Secured Party shall promptly notify such Pledgor of any such transfer or registration but the failure to provide such notice shall


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not invalidate the effectiveness of such transfer or registration; provided, further, that once such Lease Event of Default has been cured, the Secured Party will promptly transfer to or register in the name of, or cause its nominees to transfer to or cause to be registered in the name of, such Pledgor all such Collateral. Each Pledgor shall further execute and deliver to Agent a proxy in the form attached hereto as Exhibit A (a "Proxy") and a Stock Power in the form of Exhibit B with respect to the Pledged Securities owned by such Pledgor (each, a "Stock Power").

                  5.3 Each Pledgor will cause any Indebtedness for borrowed money owed to the Pledgor by the Facility Lessee or any Subsidiary Guarantor to be unsecured and be evidenced by a duly executed promissory note that is pledged and delivered to the Secured Party pursuant to the terms thereof. Each Pledgor will cause any equity interest it owns in any Subsidiary Guarantor to be unencumbered and pledged pursuant to an instrument of assignment that is delivered to the Secured Party pursuant to the terms hereof.

         6. REPRESENTATIONS AND WARRANTIES OF PLEDGORS.

                  Each Pledgor represents and warrants as follows as of the date hereof:

                  6.1 It (i) is a corporation, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with all requisite power and authority under the laws of such state to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, (ii) is duly qualified, authorized to do business and in good standing in each jurisdiction where the failure to so qualify would have a Material Adverse Effect and (iii) has the power (A) to carry on its business as now being conducted and as proposed to be conducted by it, (B) to execute, deliver and perform each Operative Document (including this Agreement) to which it is a party, in its individual capacity, (C) to take all action as may be necessary to consummate the transactions contemplated thereunder, (D) to grant the liens and security interest provided for in this Agreement.

                  6.2 It has the full right, power and authority to execute, deliver and perform this Agreement and to pledge and assign the Collateral in the manner hereby done or contemplated, and will defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons whomsoever. It has (i) taken all necessary action to authorize the execution, delivery and performance of this Agreement; and (ii) duly executed and delivered this Agreement, the stock powers and the proxies executed in connection with this Agreement. Its execution and delivery hereof or its consummation of the transactions contemplated hereby or its compliance with the terms hereof (x) does not and will not contravene its formation documents or any Applicable Law binding on it or any of its properties or (y) does not and will not constitute any default under, or result in the creation of any Lien upon any of its property (other than the Liens created hereunder) or under any indenture, mortgage or other material contract, agreement or instrument to which it is a party or by which it or any of its properties is bound.


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                  6.3 As of the date hereof, Schedule II hereto sets forth the number of shares of each Subsidiary's capital stock or limited liability company interests owned by it and the percentage ownership of each Subsidiary owned by it. Except for the security interest granted hereunder, it (i) is the legal and beneficial owner of the Pledged Shares listed on Schedule II for which it is reflected as the registered owner, (ii) holds the same free and clear of all Liens, subject to no mortgages, liens, charges or encumbrances of any kind except Permitted Liens, and (iii) will make no assignment, pledge or hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Secured Party and pledged or assigned hereunder. The Pledged Stock owned by it has been duly authorized and validly issued in compliance with applicable securities laws and are fully paid and nonassessable. All information set forth herein relating to such Pledged Stock is accurate and complete in all material respects as of the date hereof.

                  6.4 No consent of any other party (including, without limitation, any creditor, shareholder or partner of any Pledgor) and no consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Entity or regulatory body under Applicable Law is required either
(i) for the pledge by it of the Collateral pursuant to this Agreement or for its execution, delivery or performance of this Agreement, or (ii) for the exercise by the Secured Party of the voting or other rights as and to the extent provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as has been obtained or made or as may be required in connection with disposition of any Collateral by laws affecting the offering and sale of securities generally).

                  6.5 It has not previously assigned any of its rights or any of the Collateral.

                  6.6 This Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights and by the effect of general equitable principles.

                  6.7 By virtue of its execution and delivery of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral owned by it are delivered to the Secured Party in accordance with this Agreement, the Secured Party will obtain a valid and perfected first lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations.

                  6.8 The pledge effected hereby is effective to vest in the Secured Party the rights of the Secured Party in the Collateral owned by it as set forth herein.

                  6.9 There are no pending, or to its knowledge, threatened, actions, suits, proceedings or investigations of or before any Governmental Entity, relating to the Collateral or to which it is a party or is subject, or by which it or its properties are bound that, if adversely determined against it could reasonably be expected to have a Material Adverse Effect.


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                  6.10 Its pledge of the Pledged Stock owned by it pursuant to this Agreement does not violate nor is inconsistent with Regulation T, U or X of the Federal Reserve Board as of the date hereof.

                  6.11 It has filed all federal, state and local tax returns that it is required to file, has paid all taxes it is required to pay to the extent due (other than those taxes that it is contesting in good faith and by appropriate proceedings, with adequate, segregated reserves established for such taxes) and, to the extent such taxes are not due, has established reserves that are adequate for the payment thereof and are required by GAAP.

                  6.12 Neither it nor any of its Affiliates is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         7. VOTING RIGHTS; DIVIDENDS; REGISTRATION IN NOMINEE NAME;
DENOMINATIONS.

                  7.1 So long as no Lease Event of Default shall have occurred and be continuing (and, in the case of subsection 7.1.1 hereof, so long as any election by the Secured Party pursuant to subsection 7.3 below does not remain in effect):

                           7.1.1 Each Pledgor shall be entitled to exercise any and all voting and other privileges, powers and consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Operative Documents; provided, however, that, such Pledgor shall neither exercise nor fail to exercise any such right if, in the Secured Party's reasonable judgment, such exercise or failure to exercise would have a material adverse effect on the value of the Collateral or any part thereof or would materially and adversely affect the rights of inuring to a holder of the Pledged Securities or the right and remedies of the Secured Party under this Agreement or any other Operative Document or the ability of the Secured Party to exercise the same.

                           7.1.2 Each Pledgor shall be entitled to receive and retain any and all dividends, interest and principal paid on the Pledged Securities to the extent and only to the extent that such dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Operative Documents and Applicable Law. All Restricted Payments (other than Restricted Payments permitted and paid in accordance with the terms and conditions of the Operative Documents) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Secured


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         Party and shall be forthwith delivered to the Secured Party in the same form as so received (with any necessary endorsement).

                           7.1.3 The Secured Party shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as each Pledgor may reasonably request for the purpose of enabling each Pledgor to exercise voting and other rights which it is entitled to exercise pursuant to subsection 7.1.1 above, and to receive the dividends, if any, which they are authorized to receive and retain pursuant to subsection 7.1.2 above.

                  7.2 Upon the occurrence and during the continuance of a Lease Event of Default:

                           7.2.1 All rights of each Pledgor to receive and retain dividends, interest or principal pursuant to subsection 7.1.2 above not theretofore made shall cease and become vested in the Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends (and to the extent permissible, apply them to payment of the Obligations).

                           7.2.2 Upon the election by the Secured Party in accordance with subsection 7.3 below, all rights of each Pledgor to exercise the voting and other consensual rights pursuant to subsection
         7.1.1 above shall cease, and become vested in the Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights. In order to effect such transfer of rights, the Secured Party shall have the right to date (such date being a date after the occurrence and during the continuance of a Lease Event of Default) and present to the issuer of the Pledged Shares the Proxies executed by each Pledgor.

                           7.2.3 All dividends, interest or principal which are received by any Pledgor contrary to the provisions of subsection 7.2.1 shall be received in trust for the benefit of the Secured Party, segregated from other funds of such Pledgor and forthwith paid over to the Secured Party as Collateral in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Secured Party pursuant to the provisions of this subsection 7.2.3 shall be retained by the Secured Party in an account to be established by the Secured Party upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 11. After all Lease Events of Default have been cured or waived, the Secured Party shall, within five Business Days after all such Lease Events of Default have been cured or waived, repay to each Pledgor all cash dividends, interest or principal (without interest), that such Pledgor would otherwise be permitted to retain pursuant to subsection 7.1 above.

                  7.3 Notwithstanding anything to the contrary contained in this
Section 7, the rights of the Secured Party to exercise voting and other consensual rights pursuant to Section 7.2.2 hereof, shall arise only upon the election by the Secured Party from and after the occurrence of any Lease Event of Default to exercise such rights; provided that the Secured Party


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shall promptly notify each Pledgor prior to any such election, but the failure to provide such notice shall not invalidate the effectiveness of such election; provided further, however, that the Secured Party shall endeavor to promptly provide notice to each Pledgor prior to such election. The exercise by the Secured Party of its rights hereunder shall not constitute an election by the Secured Party to retain the Collateral in satisfaction of the Obligations, or affect the Secured Party's rights to any other collateral or against any Subsidiary.

                  7.4 If a Lease Default shall have occurred and be continuing, the Secured Party, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors, endorsed or assigned in blank or in favor of the Secured Party. Each Pledgor will promptly give to the Secured Party copies of any notices or other communications received by it with respect to the Pledged Securities registered in the name of such Pledgor. If a Lease Default shall have occurred and be continuing, the Secured Party shall have the right to exchange the certificates representing the Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

         8. COVENANTS OF PLEDGOR.

                  Each Pledgor covenants and agrees as follows:

                  8.1 It shall, so long as any Obligations shall be outstanding, defend its title to the Collateral pledged by it and the interest of the Secured Party in the Collateral pledged by it hereunder against the claims and demands of all persons whomsoever which would be likely to materially adversely affect such Pledgor's title to, or the Secured Party's right or interest in, such Collateral.

                  8.2 It shall not directly or indirectly create, incur, assume or suffer to exist any liens on or with respect to any part of the Collateral pledged by it (other than the Lien created by this Agreement and Permitted Liens). Each Pledgor will at its own cost and expense promptly take such action as may be necessary to discharge any such prohibited liens.

                  8.3 Without the prior written consent of the Secured Party, it will not file or authorize or permit to be filed in any jurisdiction any financing statements under the UCC or any like statement relating to the Collateral in which the Secured Party is not named as the sole secured party.

                  8.4 It will not, except as permitted by this Agreement, without the consent of the Secured Party (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or hypothecate, encumber or grant any Lien with respect to, any of the Collateral pledged by it, or (ii) enter into any agreement which could reasonably be expected to restrict or inhibit the Secured Party's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence and during the continuation of a Lease Event of Default.


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                  8.5 It shall deliver or cause to be delivered to the Secured
Party any new or additional shares of stock or limited liability company interests in any Subsidiary Guarantor issued to such Pledgor in accordance with this Agreement.

                  8.6 Each Pledgor will deliver hereunder, immediately upon acquisition (directly or indirectly) thereof, any and all writings evidencing any additional Collateral in accordance with Section 5. Each Pledgor hereby authorizes the Secured Party to modify this Agreement by unilaterally amending
Schedule II to include such shares of stock or other securities.

                  8.7 Each Pledgor will, at all times, keep accurate and complete records of the Collateral. Each Pledgor shall permit representatives of the Secured Party, upon reasonable prior notice, at any time during normal business hours of such Pledgor to inspect and make abstracts from such Pledgor's books and records pertaining to the Collateral, subject to such Pledgor's reasonable security procedures. Upon the occurrence and during the continuation of any Lease Event of Default, at the Secured Party's request, each Pledgor shall promptly deliver copies of any and all such records to the Secured Party.

                  8.8 Each Pledgor shall give the Secured Party at least 30 days' notice before it changes the location of its place of business and chief executive office and shall execute and deliver such instruments and documents as may be required, or reasonably requested by the Secured Party, to maintain a prior perfected security interest in the Collateral.

         9. REMEDIES UPON LEASE EVENT OF DEFAULT.

                  If any Lease Event of Default shall have occurred and be continuing, the Secured Party shall be entitled to exercise all the rights, powers and remedies vested in it (whether vested in it by this Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Secured Party, or any of its nominees, shall be entitled, without limitation, to exercise the following rights and all other rights set forth in this Agreement, which each Pledgor agrees are commercially reasonable:

                  9.1 Remedies Available. The Secured Party may exercise, in respect to the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it under Applicable Law, all the rights and remedies of a secured party under the UCC in effect in the State of New York at that time.

                  9.2 Sale of Collateral. The Secured Party may sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Secured Party's offices or elsewhere, for cash, on credit, or for future delivery, at such price or prices and upon such other terms as are commercially reasonable.

                           9.2.1 Notice of Sale. The Secured Party shall give a Pledgor ten days' prior written notice (which each Pledgor agrees is reasonable notice in accordance with the Uniform Commercial Code as in effect in the State of New York) of the Secured Party's intention to make any sale of such Pledgor's Collateral. Such notice, in the case of


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         a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may (in a commercially reasonable manner) determine. In the case of private sales, the Secured Party shall give a Pledgor ten (10) days' prior written notice of the Secured Party's intention to make a private sale of such Pledgor's Collateral specifying the time after which any private sale is to be made, which each Pledgor agrees is reasonably notice within the meaning of Article
         9 of the Uniform Commercial Code.

                           9.2.2 Purchase by Secured Party. At any sale of the Collateral, if permitted by law, the Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof.

                           9.2.3 Obligation; Adjournment; Delay. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, subject to Section 9.2.1, be made at the time and place to which it was so adjourned. The Secured Party shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the issuer would agree to do so.

                           9.2.4 Waiver. To the extent permitted by law, each Pledgor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

                           9.2.5 Private Sales of Collateral. Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Secured Party may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Secured Party than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances each Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to engage in public sales. Each Pledgor waives any claims against the Secured Party arising by reason of the fact that the price at any private sale was less than the price that might have been obtained at a public sale, or was less than the Obligations.


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


                           9.2.6 Registration under Securities Laws. Each Pledgor agrees that, upon the occurrence and during the continuance of a Lease Event of Default, if for any reason the Secured Party desires to sell any of the Pledged Securities at a public sale, it will, at any time and from time to time, upon the written request of the Secured Party, use its best efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Secured Party to permit the public sale of such Pledged Securities. Each Pledgor further agrees to indemnify, defend and hold harmless the Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Secured Party of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Securities by the Secured Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Secured Party and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 9.

                           9.2.7 Information. If the Secured Party determines to exercise its right to sell any or all of the Collateral, upon written request, each Pledgor shall and shall cause the relevant Subsidiary, from time to time to furnish to the Secured Party all such information the Secured Party may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Secured Party as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                  9.3 Costs and Expenses. All costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Secured Party in connection with exercising any remedy provided for herein or at law, performing any of the Pledgors' agreements contained herein or in respect of any part of the Collateral, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the Overdue Rate from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute indebtedness secured by this Agreement and shall be paid by the Pledgors to the Secured Party on demand.

         10. REMEDIES CUMULATIVE; DELAY NOT WAIVER.

                  10.1 No right, power or remedy herein conferred upon or reserved to the Secured Party is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Secured Party, may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

                  10.2 No delay or omission of the Secured Party to exercise any right or power accruing upon the occurrence and during the continuance of any Lease Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Lease Event of Default or an acquiescence therein. Every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Secured Party.

         11. APPLICATION OF PROCEEDS.

                  Upon the occurrence and during the continuation of a Lease Event of Default, the proceeds of any sale of or other realization upon, all or any part of the Collateral shall be applied:

                  FIRST, to the payment of all costs and expenses incurred by the Secured Party in connection with such sale or otherwise in connection with this Agreement, the Facility Lease, the Subsidiary Guaranty or any other Operative Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Secured Party hereunder or under the Facility Lease, the Subsidiary Guaranty or any other Operative Document on behalf of any Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Operative Document;

                  SECOND, to the payment of accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts);

                  THIRD, to the payment of the principal amounts of the Obligations outstanding;

                  FOURTH, to the payment in full of any remaining Obligations;
         and

                  FIFTH, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

                  The Secured Party shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Secured Party (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Secured Party or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Secured Party or such officer or be answerable in any way for the misapplication thereof.

         12. CERTAIN CONSENTS AND WAIVERS.

                  12.1 Each Pledgor hereby waives, to the maximum extent permitted by Applicable Law (i) all rights under any law limiting remedies, including recovery of a deficiency, under an obligation secured by a mortgage or deed of trust on real property if the real property is sold under a power of sale contained in the mortgage, and all defenses based on any loss whether as a result of any such sale or otherwise, of each Pledgor's right to recover any amount from any Subsidiary or the Facility Lessee, whether by right of subrogation or otherwise; (ii) all rights under any law to require the Secured Party to pursue the Facility Lessee or any other Person, any security which the Secured Party may hold, or any other remedy before proceeding against the Pledgors hereunder; (iii) until and only until the Obligations have been paid and the covenants of the Operative Documents have been performed in full, all rights of reimbursement or subrogation, all rights to enforce any remedy that the Secured Party may have against the Facility Lessee, and all rights to participate in any security held by the Secured Party; (iv) all rights to require the Secured Party to give any notices of any kind, including, without limitation, notices of nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as set forth herein or in the Subsidiary Guaranty; (v) all rights to assert the bankruptcy or insolvency of the Facility Lessee as a defense hereunder or as the basis for rescission hereof; (vi) all defenses based on the disability or lack of authority of the Facility Lessee or any Person, the repudiation of the Operative Documents by the Facility Lessee or any Person, the failure by the Secured Party to enforce any claim against the Facility Lessee, or the unenforceability in whole or in part of any Operative Documents; (vii) all suretyship and guarantor's defenses generally; (viii) all rights to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by each Pledgor of its obligations under, or the enforcement by the Secured Party of, this Agreement;
(ix) any requirement on the part of the Secured Party or any other Person to mitigate the damages resulting from any default; and (x) except as otherwise specifically set forth herein, all rights of notice and hearing of any kind prior to the exercise of rights by Secured Party upon the occurrence and during the continuation of a Lease Event of Default to repossess with judicial process or to replevy, attach or levy upon the Collateral. To the extent permitted by law, each Pledgor waives the posting of any bond otherwise required of the Secured Party in connection with any judicial process or proceeding to obtain possession of, replevy, attach, or levy upon the Collateral, to enforce any judgment or other security for the Obligations, to enforce any judgment or other court order entered in favor of the Secured Party, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other agreement or document between each Pledgor, and the Secured Party. Each Pledgor further agrees that upon the occurrence and during the continuation of a Lease Event of Default, the Secured Party may elect to nonjudicially or judicially foreclose against any real or personal property security it holds for the Obligations or any part thereof, or to exercise any other remedy against the Facility Lessee, any security or any guarantor, even if the effect of that action is to deprive any Pledgor of the right to collect reimbursement from the Facility Lessee for any sums paid by such Pledgor to the Secured Party.

                  12.2 If the Secured Party may, under Applicable Law, proceed to realize its benefits under any of the Operative Documents giving the Secured Party a Lien upon any Collateral, whether owned by the Facility Lessee, any shareholder, partner or by any other Person, either by judicial foreclosure or by nonjudicial sale or enforcement, the Secured Party may, at its sole option to the extent permitted by Applicable Law, determine which of its remedies or rights it may pursue without affecting any of the rights and remedies of the Secured Party under this Agreement. If, in the exercise of any of such rights and remedies, the Secured Party shall forfeit any of its rights or remedies, including any right to enter a deficiency judgment against the Facility Lessee or any other Person, whether because of any Applicable Laws pertaining to "election of remedies" or the like, each Pledgor hereby consents to such action by the Secured Party and, to the extent permitted by Applicable Law, waives any claim based upon such action, even if such action by the Secured Party shall result in a full or partial loss of any rights of subrogation, indemnification or reimbursement which such Pledgor might otherwise have had but for such action by the Secured Party or the terms herein. Any election of remedies which results in the denial or impairment of the right of the Secured Party to seek a deficiency judgment against any of the parties to any of the Operative Documents shall not, to the extent permitted by Applicable Law, impair each Pledgor's obligation hereunder. In the event the Secured Party shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Operative Documents, the Secured Party may bid all or less than the amount of the Obligations. To the extent permitted by Applicable Law, the amount of the successful bid at any such sale, whether the Secured Party or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations.

         13. ATTORNEY-IN-FACT; REIMBURSEMENT OF SECURED PARTY.

                  Each Pledgor hereby irrevocably constitutes and appoints the Secured Party its true and lawful attorney-in-fact with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, the Secured Party or otherwise, from time to time in the Secured Party's discretion after the occurrence and during the continuance of a Lease Event of Default to take any action and to execute any instrument to enforce all rights of such Pledgor with respect to the Collateral, including, without limitation, the right

                  13.1 to ask, require, demand, receive and give acquittance for any and all moneys and claims for money due and to become due under or arising out of the Collateral, including any dividend or other distribution in respect of the Collateral or any part thereof;

                  13.2 to elect remedies thereunder, to endorse any checks or other instruments or orders in connection therewith;

                  13.3 to vote, demand, receive and enforce such Pledgor's rights with respect to the Collateral;

                  13.4 to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of such Pledgor or, at the option of the Secured Party, in the name of the Secured Party, with the same force and effect as such Pledgor could do if this Agreement had not been made; and

                  13.5 to file any claims or take any action or institute any proceedings in connection therewith which the Secured Party has, by 30 days' prior written notice to the Pledgors, identified as being reasonably necessary or advisable;

provided, however, the Secured Party shall not exercise such rights unless upon the occurrence and continuation of a Lease Event of Default, provided, further, that nothing herein contained shall be construed as requiring or obligating the Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. This power of attorney is a power coupled with an interest and shall be irrevocable. The Secured Party shall be accountable only for amounts actually received as a result of the exercise of the powers granted to it herein, and neither it nor its officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for its own gross negligence or wilful misconduct.

                  13.6 Each Pledgor agrees to pay upon demand to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral,
(iii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

                  13.7 Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the Subsidiary Guaranty. The provisions of this Section 13.8 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Operative Document or any investigation made by or on behalf of the Secured Party.

All amounts due under this Section 13.8 shall be payable on written demand therefor and shall bear interest at the Overdue Rate.

         14. PERFECTION; FURTHER ASSURANCES.

                  14.1 Each Pledgor agrees that from time to time, at the expense of such Pledgor, such Pledgor shall promptly execute and deliver all instruments and documents, and take all action, that may be reasonably necessary, or that the Secured Party may reasonably request, in order to perfect and protect the assignment and security interest granted or intended to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Pledgor shall (i) deliver the Collateral or any part thereof to the Secured Party, as the Secured Party may request, accompanied by such duly executed instruments of transfer or assignment as the Secured Party may request, and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or desirable or as the Secured Party may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

                  14.2 Each Pledgor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law.

                  14.3 The Facility Lessee shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all reasonable expenses incident to the execution and acknowledgment of this Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.

                  14.4 Each Pledgor shall, promptly upon request, provide to the Secured Party all information and evidence it may reasonably request concerning the Collateral to enable the Secured Party to enforce the provisions of this Agreement.

                  14.5 To the extent it may do so under Applicable Law, each Pledgor, for itself, its successors and assigns, agrees that it shall not cast any vote as a shareholder of any Subsidiary Guarantor (i) in favor of the commencement of a voluntary case or other proceeding seeking liquidation, reorganization, rehabilitation or other relief with respect to any Subsidiary Guarantor or its respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the shareholder or any substantial part of such Subsidiary's property, respectively (ii) to authorize any Subsidiary Guarantor to consent to any such aforesaid relief or to the appointment of or taking possession by any such aforesaid official in an involuntary case or other proceeding commenced against any Subsidiary Guarantor or (iii) to authorize any Subsidiary Guarantor to make a general assignment for the benefit of creditors.

                  14.6 Each Pledgor will take all actions within its power to obtain like title to and the right to pledge any other property at any time hereafter pledged by it to the Secured Party as Collateral hereunder.

                  14.7 Each Pledgor will pay, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments and other governmental or non-governmental charges or levies (other than those taxes, assesments and charges that it is contesting in good faith and by appropriate proceedings, and in respect of which it has established adequate reserves for such taxes) now or hereafter assessed, levied against the Collateral pledged by it hereunder or upon the Liens for taxes and assessments not then delinquent or subject to a contest and shall retain copies of, and, upon request, permit the Secured Party to examine receipts showing payment of any of the foregoing.

         15. PLACE OF BUSINESS; LOCATION OF RECORDS.

                  Unless the Secured Party is otherwise notified, the place of business and chief executive office of each Pledgor is, and all records of such Pledgor concerning the Collateral are and will be, located at their respective addresses set forth in Exhibit C hereto.

         16. CONTINUING ASSIGNMENT AND SECURITY INTEREST; TRANSFER OF
             OBLIGATIONS.

                  This Agreement shall create a continuing pledge and assignment of and security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Obligations; (b) be binding upon each Pledgor, and their respective successors and assigns; and (c) inure, together with the rights and remedies of the Secured Party, and its successors, transferees and assigns. Without limiting the generality of the foregoing, the Secured Party may assign or otherwise transfer all or any part of or interest in the Obligations to any other Person to the extent permitted by and in accordance with any of the Operative Documents, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Secured Party herein or otherwise. The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by the Secured Party to any security it may have in any order it may deem appropriate, shall not affect the liability of any person on the indebtedness secured hereby.

         17. TERMINATION OF SECURITY INTEREST.

                  Upon the earlier to occur of (a) the indefeasible payment and performance in full of the Obligations and the termination of all obligations of the Facility Lessee under the Facility Lease or (b) the Debt Covenant Termination Date, this Agreement and the security interest and all other rights granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgors. Upon any such termination, the Secured Party will, at each Pledgor's expense and subject to Section 27 hereof, promptly execute and deliver to such Pledgor such documents (including, without limitation, UCC-3 termination statements) as the Facility Lessee or such Pledgor shall reasonably request to evidence such termination.

         18. SECURITY INTEREST ABSOLUTE.

                  All rights of the Secured Party and the security interests hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  18.1 Any lack of validity or enforceability of the Facility Lease, the Subsidiary Guaranty, any other Operative Document, or any other agreement or instrument relating thereto;

                  18.2 Any change in the time, manner or place of payment of, or in any other term of the Obligations (including any increase in the amount thereof), or any other amendment or waiver of or any consent to any departure from the Facility Lease, the Subsidiary Guaranty, any Operative Document;

                  18.3 Any exchange, surrender, release or non-perfection of any Collateral, or any release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

                  18.4 Any bankruptcy or insolvency of any Pledgor or any other Person; or

                  18.5 Any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor or a third party pledgor.

         19. LIMITATION ON DUTY OF SECURED PARTY WITH RESPECT TO THE COLLATERAL.

                  The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care in the custody and preservation of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Secured Party shall have no duty with respect to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which the Secured Party accords its own property, it being expressly agreed, to the maximum extent permitted by law, that the Secured Party shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, but the Secured Party may do so and all expenses incurred in connection therewith shall be part of the Obligations or (iii) taking any action to protect against any diminution in value of the Collateral.

         20. ADDITIONAL PLEDGORS.

                  Except as otherwise permitted by Section 5.11 of the Participation Agreement, each Subsidiary of the Facility Lessee that was not in existence or not a Subsidiary on the date of this Agreement, is required to enter in this Agreement as a Pledgor upon becoming a Subsidiary if such Subsidiary owns or possesses property of a type that would be considered Collateral hereunder. Upon execution and delivery by the Secured Party and a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

         21. [INTENTIONALLY OMITTED].

         22. AMENDMENTS; WAIVERS; CONSENTS.

                  No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Pledgor therefrom, shall in any event be effective without the written concurrence of the Secured Party and the Pledgors.

         23. NOTICES.

                  All notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall be effective if given in accordance with the provisions of Section 23.2 of the Facility Lease. Notices to the Secured Party or the Facility Lessee may be given at the address set forth in such Section 23.2. Notices to each other Pledgor may be given at the following addresses:

                  1111 Louisiana Street
                  Houston, Texas 77002
                  Telephone No. (713) 207-3351
                  Facsimile No. (713) 207-9916
                  Attention: Treasurer

                  or such other address as notified by a party pursuant to the terms hereof.

         24. FINANCIAL STATUS.

                  Each Pledgor hereby assumes responsibility for keeping itself informed of the financial condition of each Subsidiary and the Facility Lessee and any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of the Obligations and of all other circumstances bearing upon the risk of nonpayment of the Obligations or any part thereof that diligent inquiry would reveal. Each Pledgor hereby agrees that the Secured Party shall have no duty to advise any Pledgor of information known to the Secured Party regarding such condition or any such circumstances or of any changes or potential changes affecting the Collateral. In the event the Secured Party, in its discretion, undertakes at any time or from time to time to provide any such information to any Pledgor, the Secured Party shall be under any no obligation
(i) to undertake any investigation not a part of its regular business routine, or reasonable commercial lending practices or (ii) to make any other or future disclosure of such information to any other information to such Pledgor.

         25. MODIFICATION OF OBLIGATIONS.

                  If the Secured Party shall at any time or from time to time, with or without the consent of, or notice to, any Pledgor:

                  25.1 change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Obligations;

                  25.2 take any action under or in respect of the Operative Documents in the exercise of any remedy, power or privilege contained therein or available at law, equity or otherwise, or waive or refrain from exercising any such remedies, power or privileges;

                  25.3 amend or modify, in any manner whatsoever, the Operative Documents;

                  25.4 extend or waive the time for any Pledgor's, the Facility Lessee's or any other Person's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Facility Lease or any other Operative Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

                  25.5 take and hold security or collateral for the payment of the Obligations, or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Secured Party has been granted a Lien, to secure any indebtedness of any Pledgor or the Facility Lessee to the Secured Party;

                  25.6 release or limit the liability of anyone who may be liable in any manner for the payment of any amounts owed by any Pledgor or the Facility Lessee to the Secured Party;

                  25.7 modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Pledgor or the Facility Lessee are subordinated to the claims of the Secured Party; or

                  25.8 apply any sums by whomever paid or however realized to any amounts owing by any Pledgor or of the Facility Lessee to the Secured Party in such manner as the Secured Party shall determine in its discretion;

then, subject to Section 17 hereof, the Secured Party shall not incur any liability to any Pledgor pursuant hereto as a result thereof and no such action shall impair or release the obligations of any Pledgor under this Agreement; provided that the provisions of this Section 25 shall not affect the rights of any Pledgor to give any consent or to receive any notice in accordance with the other Operative Documents.

         26. GOVERNING LAW.

                  This Agreement, including all matters of construction, validity, performance and the creation, validity, enforcement or priority of the lien of, and security interests created by, this Agreement in or upon the Collateral shall be governed by the laws of the state of New York, without reference to conflicts of law (other than Section 5-1401 of the New York General Obligations Law), except as required by mandatory provisions of law and except to the extent that the validity or perfection of the lien and security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of New York.

         27. REINSTATEMENT.

                  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Secured Party in respect of the Obligations is rescinded or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy, reorganization, liquidation of any Pledgor or the Facility Lessee or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for, any Pledgor or the Facility Lessee or any substantial part of any Pledgor's or the Facility Lessee's assets, or otherwise, all as though such payments had not been made.

         28. SEVERABILITY.

                  The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         29. SURVIVAL OF PROVISIONS.

                  All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements, representations and warranties of each Pledgor set forth herein shall terminate only upon payment of the Obligations.

         30. HEADINGS DESCRIPTIVE.

                  The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         31. ENTIRE AGREEMENT.

                  This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

         32. TIME.

                  Time is of the essence of this Agreement.

         33. COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

         34. ATTORNEYS' FEES.

                  In the event any legal action or proceeding (including, without limitation, any of the remedies provided for herein or at law) is commenced to enforce or interpret this Agreement or any provision hereof, unless any Pledgor is the prevailing party, such Pledgor shall indemnify the Secured Party for its reasonable attorneys' fees and other costs and expenses incurred therein, and if a judgment or award is entered in any such action or proceeding, such reasonable attorneys' fees and other costs and expenses may be made a part of such judgment or award.

         35. CONSENT TO JURISDICTION.

                  The Secured Party and each Pledgor agree that any legal action or proceeding by or against any Pledgor or with respect to or arising out of this Agreement, or any other Operative Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York. By execution and delivery of this Agreement, the Secured Party and each Pledgor accept, for themselves and in respect of their property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts. The Secured Party and each Pledgor irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of any party to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure. Notwithstanding the foregoing, service of process shall not be deemed served or mailed to the Secured Party until a copy of all matters to be served have been served on or mailed to Conemaugh Lessor Genco LLC, c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890,
Attention: Corporate Trust Administration, telephone: (302) 651-1000, telecopier: (302) 651-8882 or such other Person as the Secured Party may hereafter designate by 30 days' prior written notice given in accordance with
Section 23 hereof. The Secured Party and each Pledgor hereby waive any right to stay or dismiss any action or proceeding under or in connection with any or all of this Agreement or any other Operative Document brought before the foregoing courts on the basis of forum non-conveniens.

         36. WAIVER OF JURY TRIAL.

                  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS, OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY BROUGHT BY ANY OF THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.



                            CONEMAUGH LESSOR GENCO LLC,
                            as Secured Party

                            By: WILMINGTON TRUST COMPANY,
                                not in its individual capacity but solely as
                                Lessor Manager under the LLC Agreement



                            By:
                               -------------------------------------------------
                               Name:
                                      ------------------------------------------
                               Title:
                                      ------------------------------------------



                            RELIANT ENERGY NORTHEAST MANAGEMENT
                            COMPANY

                            RELIANT ENERGY MARYLAND HOLDINGS, LLC

                            RELIANT ENERGY NEW JERSEY HOLDINGS, LLC

                            RELIANT ENERGY MID-ATLANTIC POWER
                            SERVICES, INC.


                            By:
                               -------------------------------------------------
                               Name:  James E. Hammelman
                               Title: Authorized Officer


                            RELIANT ENERGY MID-ATLANTIC POWER
                            HOLDINGS, LLC, as Facility Lessee


                            By:
                               -------------------------------------------------
                               Name:  James E. Hammelman
                               Title: Treasurer




                                Signature Page to
                     Conemaugh Pledge and Security Agreement

                                                                      SCHEDULE I
                                            to the Pledge and Security Agreement



                                    PLEDGORS
                                    --------

Reliant Energy Mid-Atlantic Power Holdings, LLC

Reliant Energy Northeast Management Company

Reliant Energy Maryland Holdings, LLC

Reliant Energy New Jersey Holdings, LLC

Reliant Energy Mid-Atlantic Power Services, Inc.

                                                                     SCHEDULE II
                                                to Pledge and Security Agreement


                               PLEDGED SECURITIES



A. CAPITAL STOCK/MEMBERSHIP INTERESTS

                                Number of            Registered           Number and            Percentage
            Issuer             Certificate              Owner           Class of Shares          of Shares
            ------             -----------           ----------         ---------------         ----------

Reliant Energy Maryland             1          Reliant Energy          1,000 shares of             100%
Holdings, LLC                                  Mid-Atlantic Power      common shares
                                               Holdings, LLC

Reliant Energy Mid-Atlantic         4          Reliant Energy          100 shares of Common        100%
Power Services, Inc.                           Northeast Generation,   Stock
                                               Inc.

Reliant Energy New Jersey           1          Reliant Energy          1,000 shares of             100%
Holdings, LLC                                  Mid-Atlantic Power      common shares
                                               Holdings, LLC

Reliant Northeast Management        3          Reliant Energy          2,500 shares of             100%
Company                                        Mid-Atlantic Power      Common Stock
                                               Holdings, LLC


B. PROMISSORY NOTES AND OTHER INSTRUMENTS

                                                     Principal           Date of
            Lender              Borrower              Amount            Instrument           Maturity Date
            ------              --------             ---------          ----------           -------------

                                                       None

                                    EXHIBIT A

                                IRREVOCABLE PROXY


         The undersigned hereby appoints CONEMAUGH LESSOR GENCO LLC (the "Secured Party"), as Proxy with full power of substitution, and hereby authorizes the Secured Party to represent and vote all of the shares of the
capital stock of [                  ], a [                    ], held of record
by the undersigned on the date of exercise hereof during the continuance of a Lease Event of Default (as defined in that certain Pledge and Security Agreement dated as of August 24, 2000, by and among Reliant Energy Mid-Atlantic Power Holdings LLC, as Facility Lessee, each Subsidiary of the Facility Lessee party thereto as a "Pledgor" and the Secured Party, as amended, restated, supplemented or otherwise modified from time to time) at any meeting.


Date:
      ------------------------------------     --------------------------------,
                                               a
                                                ---------------

                                               By:
                                                  ------------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

NUMBER                   Incorporated under the laws of                  SHARES
**5**                               Delaware                             **100**

                RELIANT ENERGY MID-ATLANTIC POWER SERVICES, INC.


THIS CERTIFIES THAT Reliant Energy Mid-Atlantic Power Holdings, LLC --- is the owner of One Hundred (100) fully paid and non-assessable Shares Common Stock, par value $0.01 per share, of Reliant Energy Mid-Atlantic Power Services, Inc. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated      July 28, 2000
      -----------------------

/s/                                               /s/
-----------------------------                     -----------------------------
                    Secretary                                    Vice President

                                  STOCK POWER

FOR VALUE RECEIVED, RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC hereby sells, assigns and transfers unto (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF)_________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(____________) Shares of the ____________ Common Shares of RELIANT ENERGY MID-ATLANTIC POWER SERVICES, INC. standing in its name on the books of said Company represented by Certificate(s) No(s). __________________________________
herewith, and do hereby irrevocably constitute and appoint ____________________ _____________________________________________________attorney to transfer the said stock on the books of said Company with full power of substitution in the premises.

Dated ____________________


                                        RELIANT ENERGY MID-ATLANTIC POWER
                                        HOLDINGS, LLC

{NOTARY STAMP]

                                        By: /s/ JAMES E. HAMMELMAN
                                            --------------------------------
                                            Name:  James E. Hammelman
                                            Title: Treasurer

In presence of



/s/ SHARON L. BELCHER
---------------------------------

NUMBER                   Incorporated under the laws of                 SHARES
**3**                             Pennsylvania                          **2500**

                  RELIANT ENERGY NORTHEAST MANAGEMENT COMPANY


THIS CERTIFIES THAT Reliant Energy Mid-Atlantic Power Holdings, LLC --- is the owner of Two Thousand, Five Hundred (2,500) fully paid and non-assessable Shares Common Stock, par value $20.00 per share, of Reliant Energy Northeast
Management Company transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated      May 12, 2000
      -----------------------

/s/                                               /s/
-----------------------------                     -----------------------------
          Corporate Secretary                                    Vice President

                                  STOCK POWER

FOR VALUE RECEIVED, RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC hereby sells, assigns and transfers unto (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF)_________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(____________) Shares of the ____________ Common Shares of RELIANT ENERGY NORTHEAST MANAGEMENT COMPANY standing in its name on the books of said Company represented by Certificate(s) No(s). __________________________________________
herewith, and do hereby irrevocably constitute and appoint ____________________ _____________________________________________________ attorney to transfer the said stock on the books of said Company with full power of substitution in the premises.

Dated ____________________


                                        RELIANT ENERGY MID-ATLANTIC POWER
                                        HOLDINGS, LLC

{NOTARY STAMP]

                                        By: /s/ JAMES E. HAMMELMAN
                                            -----------------------------------
                                            Name:  James E. Hammelman
                                            Title: Treasurer

In presence of



/s/ SHARON L. BELCHER
------------------------------------

NUMBER                                                                 SHARES
**1**                                                                 **1,000**

                    RELIANT ENERGY NEW JERSEY HOLDINGS, LLC


     This Certifies that RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC is the owner of ONE THOUSAND (1,000) fully paid and non-assessable common shares of the above Limited Liability Company transferable only on the books of the Limited Liability Company by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     Transfer of these Common Shares is subject to restrictions in the Limited Liability Company Agreement of the Limited Liability Company.

     The Company will furnish without charge to each Common Shareholder who so requests the powers, designation, preferences and relative participation rights of Common Shareholders and the qualifications, limitations or restrictions of such rights.

     In Witness Whereof, the said Limited Liability Company has caused this Certificate to be signed by its duly authorized representative(s).

Dated:      JULY 28, 2000
      -----------------------

/s/                                               /s/
-----------------------------                     -----------------------------
Secretary                                         Vice President

                                  STOCK POWER

FOR VALUE RECEIVED, RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC hereby sells, assigns and transfers unto (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF)_________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(____________) Shares of the ____________ Common Shares of RELIANT ENERGY NEW JERSEY HOLDINGS, LLC standing in its name on the books of said Company represented by Certificate(s) No(s). __________________________________________
herewith, and do hereby irrevocably constitute and appoint ____________________ _____________________________________________________attorney to transfer the said stock on the books of said Company with full power of substitution in the premises.

Dated ____________________


                                        RELIANT ENERGY MID-ATLANTIC POWER
                                        HOLDINGS, LLC

{NOTARY STAMP]

                                        By: /s/ JAMES E. HAMMELMAN
                                            -----------------------------------
                                            Name:  James E. Hammelman
                                            Title: Treasurer

In presence of



/s/ SHARON L. BELCHER
------------------------------------

NUMBER                                                                  SHARES
**1**                                                                  **1,000**

                     RELIANT ENERGY MARYLAND HOLDINGS, LLC


     This Certifies that RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC is the owner of ONE THOUSAND (1,000) fully paid and non-assessable common shares of the above Limited Liability Company transferable only on the books of the Limited Liability Company by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     Transfer of these Common Shares is subject to restrictions in the Limited Liability Company Agreement of the Limited Liability Company.

     The Company will furnish without charge to each Common Shareholder who so requests, the powers, designation, preferences and relative participation rights of Common Shareholders and the qualifications, limitations or restrictions of such rights.

     In Witness Whereof, the said Limited Liability Company has caused this Certificate to be signed by its duly authorized representative(s).

Dated:     JULY 28, 2000
      -----------------------

/s/                                               /s/
-----------------------------                     -----------------------------
Secretary                                         Vice President

                                  STOCK POWER

FOR VALUE RECEIVED, RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC hereby sells, assigns and transfers unto (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF)_________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(____________) Shares of the ____________ Common Shares of RELIANT ENERGY MARYLAND HOLDINGS, LLC standing in its name on the books of said Company represented by Certificate(s) No(s). __________________________________________
herewith, and do hereby irrevocably constitute and appoint ____________________ _____________________________________________________attorney to transfer the said stock on the books of said Company with full power of substitution in the premises.

Dated ____________________


                                        RELIANT ENERGY MID-ATLANTIC POWER
                                        HOLDINGS, LLC

{NOTARY STAMP]

                                        By: /s/ JAMES E. HAMMELMAN
                                            -----------------------------------
                                            Name:  James E. Hammelman
                                            Title: Treasurer

In presence of



/s/ SHARON L. BELCHER
------------------------------------

                                    EXHIBIT B

                                   STOCK POWER


         FOR VALUE RECEIVED, ___________________, a __________
corporation/limited liability company, hereby sells, assigns and transfers unto _______________________ ________ shares of the common stock of
___________________________________, a ________ corporation/limited liability company, standing in its name on the books of ___________________________________, represented by the following certificate(s): _______, and irrevocably appoints
________________________________ as attorney to transfer the stock with full power of substitution in the premises.



Date:
      ------------------------------------     --------------------------------,
                                               a                 corporation
                                                ---------------

                                               By:
                                                  ------------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------





In the presence of:


-----------------------------------------

                                    EXHIBIT C


                      CHIEF EXECUTIVE OFFICES OF PLEDGORS;
                              LOCATIONS OF RECORDS


1.       Reliant Energy Mid-Atlantic Power Holdings, LLC
         1111 Louisiana Street
         Houston, Texas 77002

2.       Reliant Energy Northeast Management Company
         1111 Louisiana Street
         Houston, Texas 77002

3.       Reliant Energy Maryland Holdings, LLC
         1111 Louisiana Street
         Houston, Texas 77002

4.       Reliant Energy New Jersey Holdings, LLC
         1111 Louisiana Street
         Houston, Texas 77002

5.       Reliant Energy Mid-Atlantic Power Services, Inc.
         1111 Louisiana Street
         Houston, Texas 77002

                                                                  ANNEX I to the
                                                   Pledge and Security Agreement



                  JOINDER AGREEMENT dated as of ________________, ________, to the PLEDGE AND SECURITY AGREEMENT dated as of August 24, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement"), among RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS LLC, a Delaware limited liability company (the "Facility Lessee") and each subsidiary of the Facility Lessee listed on Schedule I thereto (each of the Facility Lessee and each such subsidiary individually a " Pledgor" and collectively, the "Pledgors") and CONEMAUGH LESSOR GENCO LLC, a Delaware limited liability company ("Owner Lessor").

                  A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

                  B. The Pledgors have entered into the Pledge Agreement in order to induce the Secured Party to enter into the transactions contemplated by the Participation Agreement and other Operative Documents. Pursuant to Section 20 of the Pledge Agreement, each Subsidiary of the Facility Lessee that was not in existence or not a Subsidiary on the date of the Participation Agreement is required to enter into the Pledge Agreement as a Pledgor upon becoming a Subsidiary if such Subsidiary owns or possesses property of a type that would be considered Collateral under the Pledge Agreement. Section 20 of the Pledge Agreement further provides that such Subsidiaries may become Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Joinder Agreement. The undersigned Subsidiary (the "New Pledgor") is executing this Joinder Agreement in accordance with the requirements of the Pledge Agreement to become a Subsidiary Pledgor under the Pledge Agreement as security for the Obligations under the Pledge Agreement and the other Operative Documents.

                  Accordingly, the New Pledgor agrees as follows:

         1. In accordance with Section 5.11 of the Participation Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Obligations (as defined in the Pledge Agreement), does hereby create and grant to the Secured Party, a security interest in and lien on all of the New Pledgor's right, title and interest in and to the Collateral (as defined in the Pledge Agreement) of the New Pledgor.

                  Each reference to a "Pledgor" in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

                  2. The New Pledgor represents and warrants to the Owner Lessor that this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditor's rights generally, from time to time in effect.

                  3. Without limiting the generality of the foregoing, the New Pledgor acknowledges that (i) the Pledge Agreement and all of the Collateral secure the payment and performance when due of the Obligations, (ii) in order to secure the Notes, the Owner Lessor has assigned and granted a first priority security interest in favor of the Lease Indenture Trustee in and to all of the Owner Lessor's right, title and interest in, to and under the Facility Lease (including all Obligations constituting Periodic Lease Rent, Supplemental Lease Rent (other than with respect to Excluded Property) and Termination Value) and the Subsidiary Guaranty in accordance with the Lease Indenture, and
         (iii) in furtherance of transactions contemplated in (ii) above and in order to secure the Notes, the Owner Lessor has assigned and granted a first priority security interest in favor of the Lease Indenture Trustee in and to all of the Owner Lessor's right, title and interest in, to and under the Pledge Agreement in accordance with the Lease Indenture. The New Pledgor hereby acknowledges notice of and consents to such assignments and to the creation of such Lien and security interest and acknowledges receipt of a copy of the Lease Indenture. Unless and until the Pledgors shall have received written notice from the Lease Indenture Trustee that the Lien of the Lease Indenture been fully terminated, the Lease Indenture Trustee shall be and remain the Secured Party hereunder and, as such, shall have the exclusive right (to the exclusion of the Owner Lessor), but shall not be obligated, to exercise any and all rights of the Secured Party under this Agreement to the extent set forth in and in accordance with the Lease Indenture.

                  4. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when the Owner Lessor shall have received a counterpart of this Joinder Agreement that bears the signatures of the New Pledgor. Delivery of an executed signature page of this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement. The New

         Pledgor shall promptly deliver an original counterpart to the Owner Lessor and the Lease Indenture Trustee.

                  5. The New Pledgor hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule of all its Pledged Securities.

                  6. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

                  7. THIS JOINDER AGREEMENT SHALL BE IN ALL RESPECTS GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTIONS, VALIDITY AND PERFORMANCE (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS, OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401).

                  8. All communications and notices hereunder shall be in writing and given as provided in Section 23 of the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature hereto with a copy to the Facility Lessee.

                  IN WITNESS WHEREOF, the New Pledgor has duly executed this Joinder Agreement to the Pledge Agreement as of the day and year first above written.

                             [Name of New Pledgor],



                             By:
                                ------------------------------------------------
                                Name:
                                Title:
                                Address:

                      Pledged Securities of the New Pledgor


                                  CAPITAL STOCK

                Number of                           Number and       Percentage
    Issuer     Certificate    Registered Owner    Class of Shares    of Shares
    ------     -----------    ----------------    ---------------    ---------

                                 DEBT SECURITIES

      Issuer               Principal Amount      Date of Note     Maturity Date
      ------               ----------------      ------------     -------------

                                TABLE OF CONTENTS
                                -----------------

                                                                              Page
                                                                              ----
1.    Definitions.                                                               2

2.    Assignment, Pledge and Grant of Security Interest.                         2

3.    Obligations Secured, Owner Lessor Assignment.                              3

4.    Lease Events of Default.                                                   3

5.    Delivery of Collateral; Proxy.                                             3

6.    Representations and Warranties of Pledgors.                                4

7.    Voting Rights; Dividends; Registration in Nominee Name; Denominations.     6

8.    Covenants of Pledgor.                                                      8

9.    Remedies upon Lease Event of Default.                                      9

10.   Remedies Cumulative; Delay Not Waiver.                                    12

11.   Application of Proceeds.                                                  12

12.   Certain Consents and Waivers.                                             13

13.   Attorney-in-Fact; Reimbursement of Secured Party.                         14

14.   Perfection; Further Assurances.                                           16

15.   Place of Business; Location of Records.                                   17

16.   Continuing Assignment and Security Interest; Transfer of Obligations.     17

17.   Termination of Security Interest.                                         17

18.   Security Interest Absolute.                                               18

19.   Limitation on Duty of Secured Party with Respect to the Collateral.       18

20.   Additional Pledgors.                                                      18

21.   [INTENTIONALLY OMITTED].                                                  19

22.   Amendments; Waivers; Consents.                                            19

23.   Notices.                                                                  19

24.   Financial Status.                                                         19

25.   Modification of Obligations.                                              20

26.   Governing Law.                                                            21

27.   Reinstatement.                                                            21

28.   Severability.                                                             21

29.   Survival of Provisions.                                                   21

30.   Headings Descriptive.                                                     21

31.   Entire Agreement.                                                         21

32.   Time.                                                                     22

33.   Counterparts.                                                             22

34.   Attorneys' Fees.                                                          22

35.   Consent to Jurisdiction.                                                  22

36.   Waiver of Jury Trial.                                                     23



SCHEDULES AND EXHIBITS
----------------------

Schedule I  Subsidiary Pledgors
Schedule II Pledged Securities

Exhibit A - Irrevocable Proxy
Exhibit B - Stock Power
Exhibit C - Chief Executive Offices of Pledgors; Locations of Records.

Annex I - Joinder Agreement





                                       ii